                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Eagle Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                                222 MAIN STREET
                           BRISTOL, CONNECTICUT 06010
                                 (860) 584-6300

                               DECEMBER 27, 1995

TO THE SHAREHOLDERS OF
EAGLE FINANCIAL CORP.:

    You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Eagle Financial Corp. ("Eagle") to be held on January 23, 1996 at 11:00 a.m., local time, at the Radisson Inn, 42 Century Drive, Bristol, Connecticut.

    At the Annual Meeting, shareholders of Eagle will be asked to (i) elect four directors, three for a three-year term and one for a two-year term and (ii) to ratify the appointment by the Board of Directors of Eagle's independent auditors. The Board of Directors of Eagle unanimously recommends that you vote "FOR" the election of the Board's nominees for election as directors and "FOR" the ratification of the appointment of the Company's independent auditors. You are urged to read the accompanying proxy statement, which provides information regarding Eagle and the nominees for election as directors and the proposals.

                                          Sincerely,

                                           [SIGNATURE]
                                          Ralph T. Linsley
                                          CHAIRMAN OF THE BOARD

                                     [LOGO]
                                222 MAIN STREET
                           BRISTOL, CONNECTICUT 06010
                                 (860) 584-6300

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 1996

                             ---------------------

TO THE SHAREHOLDERS OF
EAGLE FINANCIAL CORP.:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Eagle Financial Corp. ("Eagle") will be held on Tuesday, January 23, 1996, at 11:00 a.m., local time, at the Radisson Inn, 42 Century Drive, Bristol, Connecticut for the following purposes:

    1. ELECTION OF DIRECTORS. To elect four directors, three for a three-year term and one for a two-year term (Proposal One);

    2. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of Eagle for the fiscal year ending September 30, 1996 (Proposal Two); and

    3.  OTHER BUSINESS.   To transact such other  business as may properly  come
before the meeting or any adjournments thereof.

    The Board of Directors of Eagle has fixed the close of business on December 11, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                      Sincerely,

                                       [SIGNATURE]
                                      Ralph T. Linsley
                                      CHAIRMAN OF THE BOARD

Bristol, Connecticut
December 27, 1995

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 ANNUAL MEETING
                                PROXY STATEMENT

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                             -----------
INTRODUCTION...............................................................................................           1
  General..................................................................................................           1
  Solicitation, Voting and Revocability of Proxies.........................................................           1
ELECTION OF DIRECTORS (Proposal One).......................................................................           2
MANAGEMENT.................................................................................................           6
  Executive Officers.......................................................................................           6
  Executive Compensation...................................................................................           7
  Report of the Compensation and Stock Option Committees...................................................          11
  Compensation and Stock Option Committees Interlocks and Insider Participation............................          12
  Comparative Company Performance..........................................................................          13
  Section 16(a) Compliance.................................................................................          14
  Certain Transactions.....................................................................................          14
STOCK OWNED BY MANAGEMENT..................................................................................          16
PRINCIPAL HOLDERS OF VOTING SECURITIES OF EAGLE............................................................          18
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal Two).........................................          18
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS...............................................................          19
OTHER MATTERS..............................................................................................          19

                             EAGLE FINANCIAL CORP.
                                222 MAIN STREET
                           BRISTOL, CONNECTICUT 06010
                                 (860) 584-6300

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      ANNUAL MEETING OF EAGLE SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 1996

                            ------------------------

                                  INTRODUCTION

GENERAL

    This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Eagle Financial Corp., a Delaware corporation ("Eagle" or the "Company"), as part of the solicitation of proxies by its board of directors (the "Board of Directors" or the "Board") from holders of the outstanding shares of Eagle common stock, par value $.01 per share ("Common Stock"), for use at the Annual Meeting of Shareholders of Eagle to be held on January 23, 1996 and at any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect four members of the Board of Directors (Proposal One), to ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of Eagle for the fiscal year ending September 30, 1996 (Proposal Two), and to transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Eagle on or about December 27, 1995.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    The Board of Directors has fixed the close of business on December 11, 1995 as the record date for the determination of the Eagle shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 1,796 holders of record of the 4,476,691 shares of Common Stock then outstanding. The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and other matters. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. All shares represented and entitled to vote at the Annual Meeting, whether voted or abstaining from voting, will be counted as present and entitled to vote. Broker non-votes will not be treated as a vote entitled to vote.

    If the enclosed form of proxy is properly executed and returned to Eagle in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE FOUR NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PEAT MARWICK AS EAGLE'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1996. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Irene K. Hricko, Vice President and Corporate Secretary, Eagle Financial Corp., 222 Main Street, Bristol, Connecticut 06010 or by attending the Annual Meeting and voting in person.

    The cost of soliciting proxies will be borne by Eagle. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by directors, officers and employees of Eagle. Eagle also will request persons, firms and companies holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. Eagle will reimburse such persons for their reasonable expenses incurred in that connection.

    A copy of the Annual Report to Shareholders for the fiscal year ended September 30, 1995 accompanies this Proxy Statement. THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1995 ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO IRENE K. HRICKO, VICE PRESIDENT AND CORPORATE SECRETARY, EAGLE FINANCIAL CORP., 222 MAIN STREET, BRISTOL, CONNECTICUT 06010.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

    At the Annual Meeting, four directors will be elected, three for a three-year term and one for a two-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Pursuant to the Company's Bylaws, the Board of Directors currently is comprised of nine people which, pursuant to the Company's Restated Certificate of Incorporation, are divided into three classes, with the number of directors in each class to be as nearly equal in number as possible. The term of office of only one class of directors expires each year, and their successors are elected for terms of three years and until their successors are elected and qualified. Effective as of the January 1995 annual meeting and upon the resignation of Mr. Frank J. Pascale, the Board was reduced from 10 to nine directors. Effective as of the Annual Meeting, the Board is being reclassified so that there will be three directors in the class of directors whose terms of office will expire at the 1997 annual meeting, three directors in the class of directors whose terms of office will expire at the 1998 annual meeting and three directors in the class of directors whose terms of office will expire at the 1999 annual meeting. Of the four directors whose terms of office expire at the Annual Meeting, three of these directors, Messrs. Carpenter, LaPorta and Lasewicz, have been nominated by the Board of Directors of the Company to serve for three-year terms, and one of the directors, Mr. Robert J. Britton, has been nominated by the Board of Directors of the Company to serve for a two-year term. There is no cumulative voting for election of directors. The four nominees receiving the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes.

    Eagle is the holding company for Eagle Federal Savings Bank (the "Bank"), which is the resulting institution from the merger on January 1, 1993 of Eagle's then two savings institution subsidiaries, First Federal Savings and Loan Association of Torrington ("Torrington") and Bristol Federal Savings Bank ("Bristol"). Each director of Eagle currently also serves as a director of the Bank.

    INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at December 1, 1995, principal occupation or employment during the past five years, the periods during which he has served as a director of Eagle and positions currently held with Eagle.

                                                                             EXPIRATION
                                                                 DIRECTOR    OF CURRENT
                                                       AGE         SINCE        TERM          POSITION(S) HELD WITH EAGLE
                                                       ---      -----------  -----------  -----------------------------------

NOMINEES FOR 3-YEAR TERMS:
George T. Carpenter..............................          54         1988         1996   Director
Thomas V. LaPorta................................          65         1986         1996   Director
Steven E. Lasewicz, Jr...........................          57         1990         1996   Director

NOMINEE FOR 2-YEAR TERM:
Robert J. Britton................................          43         1992         1996   Director; President and Chief
                                                                                           Executive Officer

CONTINUING DIRECTORS:
Richard H. Alden.................................          59         1988         1998   Director
Theodore M. Donovan..............................          62         1988         1997   Director
Ralph T. Linsley.................................          61         1988         1997   Chairman of the Board
John F. McCarthy.................................          55         1986         1997   Director
Ernest J. Torizzo................................          55         1990         1998   Director

    GEORGE T. CARPENTER became a director of Bristol in 1972. Upon the merger of Bristol's holding company with Eagle in 1988, he also became a director of Eagle. Upon the merger of Bristol with Torrington in 1993, he became a director of the Bank. Since 1977, Mr. Carpenter has been President and Treasurer of S. Carpenter Construction Co., Carpenter Realty Co. and, until late September 1995, Bristol Shopping Plaza, Inc., which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of Barnes Group, Inc., a manufacturer of springs and aircraft parts and distributor of automobile parts, which is headquartered in Bristol, Connecticut.

    THOMAS V. LAPORTA has been a director of Torrington since 1979 and became a director of Eagle upon its formation in 1986. Upon the merger of Torrington and Bristol in 1993, he continued as a director of the Bank. Mr. LaPorta has been President and Chairman of the Board of the LaPorta Funeral Home in Torrington, Connecticut since 1956.

    STEVEN E. LASEWICZ, JR. became a director of Bristol in 1986, a director of Eagle in 1990 and was a director of Torrington between 1990 and 1992. Upon the merger of Bristol and Torrington in 1993, Mr. Lasewicz continued as a director of the Bank. He has been President of SELCO Controls, Inc. since 1977. The firm is headquartered in Bristol, Connecticut and installs and services temperature control and building automation systems. Mr. Lasewicz has been a Senior Account Executive with Barber-Colman/Cosentino, Inc. since 1993. The firm is headquartered in East Granby, Connecticut and engaged in business activities similar to SELCO Controls, Inc.

    ROBERT J. BRITTON is a director and the President and Chief Executive Officer of Eagle and the Bank. He joined Torrington in 1978 and became Vice President and Chief Lending Officer of Torrington in 1983 and Executive Vice President of Torrington in 1989. He has served as an executive officer of Eagle since 1991 and as a director of Eagle and the Bank since 1992. Upon the merger of Bristol and Torrington in 1993, Mr. Britton became the President and Chief Operating Officer of the Bank. Mr. Britton became President and Chief Executive Officer of Eagle and Chief Executive Officer of the Bank effective as of September 30, 1994.

    RICHARD H. ALDEN became a director of Bristol in 1977. Upon the merger of Bristol's holding company with Eagle in 1988, Mr. Alden became a director of Eagle. Upon the merger of Bristol and Torrington in 1993, he continued as a director of the Bank. He has been engaged in the private practice of law since 1962 in Bristol, Connecticut.

    THEODORE M. DONOVAN became a director of Bristol in 1982 and, upon the merger of Bristol's holding company with Eagle in 1988, Mr. Donovan became a director of Eagle. Upon the merger of Bristol and Torrington in 1993, Mr. Donovan continued as a director of the Bank. Mr. Donovan has been in the private practice of law in Bristol, Connecticut since 1959.

    RALPH T. LINSLEY is Chairman of the Board of Eagle and the Bank. He was employed by Bristol in 1956 and became its President in 1971. Mr. Linsley became Chairman of the Board of Bristol in 1986 and Chairman of the Board of Bristol's holding company prior to its combination with Eagle in 1988, when he became Vice Chairman of the Board of Eagle. Upon the merger of Bristol and Torrington in 1993, Mr. Linsley became the Chief Executive Officer of the Bank and continued as a director of the Bank. In January 1994, he became Chairman of the Board of the Bank. Mr. Linsley retired as President and Chief Executive Officer of Eagle and Chief Executive Officer of the Bank effective September 30, 1994 and retired as an employee of Eagle and the Bank effective December 31, 1994. In January 1995, Mr. Linsley became Chairman of the Board of Eagle. Also, commencing January 1, 1995, Mr. Linsley became a consultant to Eagle.

    JOHN F. MCCARTHY became a director of Torrington in 1984, a director of Eagle upon its formation in 1986 and upon the merger of Torrington and Bristol in 1993, continued as a director of the Bank. Since 1970, he has been the President of J&M Sales, Inc., a Torrington-based beer distributorship, and since 1979, he has been the President of Thames River Recycling Co. in Middletown, Connecticut.

    ERNEST J. TORIZZO became a director of Torrington in 1984, a director of Eagle in 1990, and upon the merger of Torrington and Bristol in 1993, continued as a director of the Bank in 1993. Since 1975, he has been Executive Vice President of O&G Industries, Inc., a construction company headquartered in Torrington, Connecticut. Mr. Torizzo is also part owner and a director of Burlington Construction Company in Torrington, Connecticut.

    BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS. The Board of Directors of Eagle acts as a nominating committee for selecting nominees for election as directors. Eagle's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of Eagle. To be timely, such notice must be delivered to, or mailed to and received at, the principal executive offices of Eagle not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder must be received by Eagle not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act") with the SEC on November 9, 1995. A shareholder's notice of nomination must also set forth certain information specified in Article III,
Section 13 of Eagle's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Eagle has not received any nominations for directors from shareholders.

    The Board of Directors of Eagle has appointed a standing Audit Committee which met five times during the 1995 fiscal year. The members of the Audit Committee currently are Messrs. LaPorta, Lasewicz and Carpenter. The Audit Committee reviews the scope and results of the independent annual audit. The Audit Committee also reviews the scope and results of audits performed by the Company's internal auditor.

    The Compensation Committee of the Board of Directors reviews employee compensation and makes recommendations to the Board regarding changes in compensation. In addition, the Board of Directors has appointed a Stock Option Committee to administer the Company's stock option plans and to make grants of options thereunder. During the 1995 fiscal year, the Compensation Committee and Stock Option Committee held six and one meetings, respectively. The members of the Compensation Committee currently are Messrs. Alden, Donovan, Linsley, McCarthy and Torizzo. The Stock Option Committee currently consists of the following non-employee directors: Messrs. Alden, Carpenter, Donovan, LaPorta, Lasewicz, McCarthy and Torizzo.

    In October 1994, the Board of Directors of Eagle established a Loan Oversight Committee which met 11 times during the 1995 fiscal year. The members of the Loan Oversight Committee currently are Messrs. Britton, Carpenter, Linsley, McCarthy and Torizzo. The Loan Oversight Committee reviews commercial loan applications and monitors the Bank's commercial loan portfolio.

    During the 1995 fiscal year, Eagle held 15 meetings of the Board of Directors. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board and of the total number of meetings held by all committees of the Board on which he served during the period that he served.

    COMPENSATION OF DIRECTORS. Each non-employee director of Eagle receives an annual retainer of $8,000 (including amounts paid by the Bank), $750 ($850 for the Chairman) (including amounts paid by the Bank) for each regular or special Board meeting attended, and $700 for each committee meeting attended ($800, if a committee chairman).

    Under Eagle's deferred compensation plan for non-employee directors of Eagle and its subsidiaries, non-employee directors are permitted to defer all or a portion of their director and committee fees until they cease to be directors. Interest is paid on deferred amounts at a rate determined by the Board of Directors. During fiscal 1995, interest on deferred amounts was paid at the rate paid on the Bank's three-year certificate of deposit accounts as last set on December 20, 1994. A director's deferred compensation under the plan generally will be paid to such director only upon his retirement as a director, but the director may apply to the Board of Directors to withdraw up to 100% of the value of his deferred compensation account. During the 1995 fiscal year, Messrs. Lasewicz and Linsley deferred a total of $22,450 and $17,033, respectively, and are the only directors who deferred fees in fiscal 1995.

    The Eagle deferred compensation plan replaced deferred compensation arrangements which Bristol and Torrington had for non-employee directors, but does not adversely affect the amounts previously accrued by such directors under such arrangements. Before January 1, 1995, Mr. Linsley was ineligible to participate in the Eagle deferred compensation plan because he was an employee of Eagle. Mr. Linsley had previously deferred amounts under the Bristol deferred compensation arrangement, which is substantially similar to the Eagle deferred compensation plan except that no additional deferrals are permitted. During 1995, the Bristol arrangement was amended retroactively so that interest is accrued on the deferred amounts at the same rate that is applicable to amounts deferred under Eagle's deferred compensation plan.

    Since January 1, 1994, Eagle has maintained a Post-Retirement Compensation Plan for Outside Directors (the "Post-Retirement Compensation Plan") under which participating non-employee directors may receive post-retirement benefits following their termination of service with Eagle's Board of Directors due to retirement or removal from service, failure to be reelected to the Board after accepting the nomination, becoming disabled or after a "change in control" as defined under the Post-Retirement Compensation Plan. To be eligible to receive such post-retirement benefits, the director may not have been an employee or officer of Eagle or its subsidiaries and must have served five years on Eagle's Board. Following his service with Eagle's Board of Directors, a participating non-employee director shall continue to receive the annual retainer fee paid during the last year such director served on the Board for a period equal to the number of years and partial years served on the Board, up to a maximum of 10 years. In the event of the death of a participating director prior to commencement of benefits under the Post-Retirement Compensation Plan or prior to receiving the total number of payments to which he is entitled, a payment equal to 100% of the benefit payable under the Post-Retirement Compensation Plan will be made to the director's beneficiary or estate. No benefits are payable to a director under the Post-Retirement Compensation Plan who is removed from service by regulatory authorities or who is removed from the Board for cause by Eagle's shareholders. No payments were made to any director under the Post-Retirement Compensation Plan during the 1995 fiscal year.

    Eagle has four stock option plans (the "Option Plans"), which were approved by the shareholders of Eagle, or, in the case of the Bristol 1987 Option Plan, by the shareholders of Bristol's holding company prior to its combination with Eagle. The Option Plans are for the benefit of officers, directors and directors emeriti of Eagle and its subsidiaries. Under Eagle's 1991 Stock Option Plan, as amended, new non-employee directors of Eagle will receive options for 8,250 shares (as adjusted for the Company's subsequent 10% stock dividend) upon the completion of one year of service as a director, subject to the availability of options. Also under the 1991 Stock Option Plan, pursuant to amendments adopted in November 1994 and approved by shareholders at the 1995 annual meeting, each outside director of Eagle serving in November 1994 received a one-time grant of an option to purchase 8,250 shares at an exercise price of $18.18 per share (as adjusted for the Company's subsequent 10% stock dividend). In November 1994, although Mr. Linsley had retired as President and Chief Executive Officer, he continued to be an executive employee and received a grant of options for 8,250 shares (as adjusted for the Company's subsequent 10% stock dividend).

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of Eagle. All executive officers serve pursuant to employment agreements. See "Management -- Executive Compensation."

                           AGE AT
                         DECEMBER 1,
        NAME                1995                    POSITION(S) HELD WITH EAGLE
--------------------  -----------------  --------------------------------------------------
Robert J. Britton                43      President and Chief Executive Officer
Mark J. Blum                     42      Vice President and Chief Financial Officer
Irene K. Hricko                  64      Vice President and Corporate Secretary
Ercole J. Labadia                60      Vice President -- Administration
Barbara S. Mills                 59      Vice President and Treasurer

    Information concerning the principal occupation of Mr. Britton is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of those executive officers of Eagle who are not directors of Eagle is set forth below.

    MARK J. BLUM, Vice President and Chief Financial Officer of Eagle, joined Torrington in 1985 and became Treasurer in 1986. He has held similar positions with Eagle since its formation in 1986. Upon the merger of Bristol with Torrington in 1993, Mr. Blum became Senior Vice President and Chief Financial Officer of the Bank.

    IRENE K. HRICKO, Vice President and Corporate Secretary of Eagle, has served in such positions with Eagle since its formation in 1986. Upon the merger of Bristol with Torrington in 1993, Ms. Hricko became Vice President and Corporate Secretary of the Bank. Prior thereto, she had been Vice President and Corporate Secretary of both Torrington and Bristol.

    ERCOLE J. LABADIA, Vice President -- Administration of Eagle, has served in such capacity with Eagle since 1988. Upon the merger of Bristol with Torrington in 1993, Mr. Labadia became Executive Vice President -- Administration and Operations of the Bank. Prior thereto, he had served as Executive Vice President of Bristol since 1989.

    BARBARA S. MILLS, Vice President and Treasurer of Eagle, has served in such positions with Eagle since 1988. Upon the merger of Bristol with Torrington 1993, Ms. Mills became Vice President and Treasurer of the Bank. Prior thereto, Ms. Mills had served as Chief Financial Officer of Bristol since 1982.

EXECUTIVE COMPENSATION

    COMPENSATION. The following table sets forth the salary compensation, cash bonus and certain other forms of compensation paid by Eagle and its subsidiaries for services rendered in all capacities during fiscal 1995, 1994 and 1993 to the President and Chief Executive Officer of Eagle during fiscal 1995, and to each of the other most highly compensated executive officers of Eagle whose total annual salary and bonus for fiscal 1995 exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS
                                                             ANNUAL         --------------------
                                                          COMPENSATION           SECURITIES
                                            FISCAL    --------------------       UNDERLYING           ALL OTHER
     NAME AND PRINCIPAL POSITION(S)          YEAR     SALARY $    BONUS $       OPTIONS (B)       COMPENSATION $ (C)
-----------------------------------------  ---------  ---------  ---------  --------------------  ------------------

Robert J. Britton (a)                           1995    183,846     20,000           27,500               21,050
 President, Chief Executive                     1994    132,460     32,200            5,250               19,458
 Officer and Director of Eagle                  1993    121,444     25,000            6,710               12,441
 and of the Bank

Ercole J. Labadia                               1995    133,484     14,000           16,500               22,577
 Vice President -- Administration               1994    111,177     27,140            3,750               16,430
 of Eagle and Executive Vice                    1993    108,641     16,000            4,480               11,864
 President of the Bank

Mark J. Blum                                    1995    113,269     12,000           16,500               18,410
 Vice President and Chief                       1994     89,038     21,850            3,750               13,192
 Financial Officer of Eagle and                 1993     82,532     14,000            2,563                8,405
 Senior Vice President and
 Chief Financial Officer of the
 Bank

------------------------
(a) Mr. Britton was elected President and Chief Executive Officer of Eagle and Chief Executive Officer of the Bank effective upon the retirement of Ralph
    T. Linsley as President and Chief Executive Officer of Eagle and Chief Executive Officer of the Bank effective September 30, 1994. Mr. Linsley retired as an executive employee of Eagle and the Bank effective December 31, 1994. Although Mr. Linsley was an executive employee for a portion of fiscal 1995, his total annual salary and bonus, including directors fees, for 1995 did not exceed $100,000. As reflected in last year's proxy statement under "All Other Compensation," additional amounts are payable (and were paid in fiscal 1995) to Mr. Linsley in connection with his retirement, including payments under a consulting agreement and supplemental executive retirement plan, discussed elsewhere herein.

(b) Option awards in fiscal 1995, 1994 and 1993 are adjusted to reflect a ten percent stock dividend paid on September 1, 1993 and March 1, 1995.

(c) All other compensation includes, as the case may be, $593 of premiums paid by the Company for term life insurance for Mr. Labadia and amounts contributed to the non-contributory employee stock ownership plan (the "ESOP") on behalf of each named executive officer. Participants share proportionately, based on their annual compensation, in the benefits of the contributions made to the ESOP and share proportionately, based on the amount credited to their respective accounts under the ESOP, in the investment earnings or losses of the trust fund. Fleet Bank, N.A. acts as trustee of the ESOP. For fiscal year 1995, Messrs. Britton, Labadia and Blum were allocated 706.88 shares, 706.88 shares and
    636.75 shares, respectively, pursuant to the ESOP, having a value (based on the market value on September 30, 1995) of $16,258, $16,258 and $14,645,
    respectively. All other compensation also includes matching contributions under the Eagle Financial Corp. Financial Institutions Thrift Plan, as adopted in October 1994, of $2,923, $2,046 and $1,754 for Messrs. Britton, Labadia and Blum, respectively.

    OPTION GRANTS. The following table contains information with respect to grants of stock options to each of the named executive officers during the fiscal year ended September 30, 1995. All such grants were made under Eagle's Amended 1991 Stock Option Plan.

                       OPTION GRANTS IN 1995 FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                                                                           VALUE
                                                                                                  AT ASSUMED ANNUAL RATES
                                     INDIVIDUAL GRANTS (A)                                                   OF
------------------------------------------------------------------------------------------------  STOCK PRICE APPRECIATION
                                                       % OF TOTAL                                           FOR
                                  NUMBER OF          OPTIONS GRANTED                                  OPTION TERM (B)
                              SHARES UNDERLYING       TO EMPLOYEES        EXERCISE    EXPIRATION  ------------------------
NAME                         OPTIONS GRANTED (#)     IN FISCAL YEAR      PRICE ($/SH)    DATE       5% ($)       10% ($)
---------------------------  -------------------  ---------------------  -----------  ----------  -----------  -----------
Robert J. Britton..........          27,500                   17%         $   18.18    11-21-04   $   275,633  $   678,893
Ercole J. Labadia..........          16,500                   10%             18.18    11-21-04       165,380      407,336
Mark J. Blum...............          16,500                   10%             18.18    11-21-04       165,380      407,336

------------------------
(a) Option grants were made on November 22, 1994 and were exercisable in full as of such date. All option grants were made at fair market value, as determined by the closing price of the Common Stock on the day prior to the date of grant.

(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in Eagle's stock price. The calculations were based on the exercise price.

    OPTION EXERCISES AND HOLDINGS. The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during the fiscal year ended September 30, 1995, and the value of all unexercised options held by such individuals at such date.

                AGGREGATED OPTION EXERCISES IN 1995 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                                   YEAR-END (#)             FISCAL YEAR-END ($)(B)
                        SHARES ACQUIRED        VALUE        ---------------------------   ---------------------------
NAME                    ON EXERCISE(#)    REALIZED ($)(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------  ---------------   ---------------   -----------   -------------   -----------   -------------
Robert J. Britton.....       3,000            $36,850         48,421         --            $  345,747      --
Ercole J. Labadia.....      --                --              34,483         --               292,609      --
Mark J. Blum..........      --                --              28,214         --               198,587      --

------------------------
(a) Market value of Common Stock at date of exercise, less the exercise price.

(b) Based on the $23.00 closing price of the Company's Common Stock as reported on The Nasdaq Stock Market on September 30, 1995, minus the exercise price.

    PENSION PLANS. The Bank maintains a qualified defined benefit plan under the Internal Revenue Code of 1986, as amended (the "Code"), which is subject to the requirements of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA"). Retirement benefits are calculated by multiplying 2% of the average of the five highest years of the employee's salary (including overtime and bonuses, if any) by years of benefit service partially offset by the Estimated Primary Social Security Benefit, as defined under the plan. Normal retirement is age 65. Retirement benefits are fully vested after five years of service. Provisions in the program allow for benefits to be delayed after age 65 or to be paid to vested participants who terminate employment after they have attained age 55. Benefits may be received in one of several forms, including a lump sum cash payment or monthly installments payable to the employee during his or her life and/or continuing to a contingent annuitant if he or she survives the employee. Disability benefits under the plan are limited to the vested early retirement benefit. If a member in active service dies before age 65 after becoming vested, the beneficiary would be entitled to a lump sum death benefit equal to the commuted value of 120 monthly installments, which would have been payable had his or her allowance commenced on the first day of the month in which the member died.

    At September 30, 1995, 267 persons were eligible to participate in the pension plan, which number includes 225 employee participants, 20 terminated employees with a deferred interest, and three retired participants.

    The following table illustrates current annual pension benefits under the Bank's retirement plan for retirement in fiscal year 1995 at age 65 under the most advantageous provisions available for various levels of compensation, years of service, and full Social Security benefits. For 1995, pension benefits are subject to a statutory maximum of $120,000, subject to cost-of-living adjustments. Additionally, annual compensation in excess of $150,000 (subject to cost of living increases) may not be used in calculation of retirement benefits.

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE
   ANNUAL      ---------------------------------------------------------------
COMPENSATION       15           20           25           30           35
-------------  -----------  -----------  -----------  -----------  -----------
$100,000       $    28,100  $    37,400  $    46,800  $    56,100  $    65,500
 125,000            35,600       47,400       59,300       71,100       83,000
 150,000            43,100       57,400       71,800       86,100      100,500
 175,000            50,600       67,400       84,300      101,100      112,888
 200,000            58,100       77,400       96,800      112,888      112,888
 225,000            65,600       87,400      109,300      112,888      112,888
 250,000            73,100       97,400      112,888      112,888      112,888
 300,000            88,100      112,888      112,888      112,888      112,888
 400,000           112,888      112,888      112,888      112,888      112,888
 450,000           112,888      112,888      112,888      112,888      112,888
 500,000           112,888      112,888      112,888      112,888      112,888

    As of September 30, 1995, Messrs. Britton, Labadia and Blum had 17, 38, and 10 years of credited service, respectively, under the pension plan.

    EMPLOYMENT AND CONSULTING AGREEMENTS. In April 1994, Mr. Linsley entered into a new employment agreement with Eagle and the Bank. The agreement was subsequently amended in July 1994 in connection with Mr. Linsley's notice to Eagle and the Bank under the agreement that he was retiring as President and Chief Executive Officer of Eagle and Chief Executive Officer of the Bank effective September 30, 1994 and would remain as an executive employee of Eagle and the Bank through December 31, 1994, at which time Mr. Linsley's employment agreement terminated. Mr. Linsley's annual rate of salary for the 1994 calendar year during the term of the agreement was $215,000. Mr. Linsley's employment agreement also provided that upon Mr. Linsley's voluntary termination not related to a "change in control" as defined in the agreement, Mr. Linsley would receive special retirement payments from the Bank equal to three times his annual salary (based on his salary at the time of such retirement). Such special retirement payments are payable in 60 equal monthly installments and will cease if Mr. Linsley accepts employment with a significant competitor of the Bank. For fiscal 1995, such payments were $96,750.

    Mr. Linsley has a consulting agreement with Eagle which provides that Mr. Linsley will provide consulting services to Eagle (not to exceed 1,000 hours per year) for a five year period commencing January 1, 1995 following his retirement as an employee of Eagle at an annual rate of $50,000. The compensation and other benefits available to Mr. Linsley thereunder continue for the term of the agreement in the event of his death prior to reaching the age of 70.

    In April 1994, Mr. Britton entered into a new employment agreement with Eagle and the Bank. His employment agreement was subsequently amended in July 1994 in connection with the appointment of Mr. Britton as President and Chief Executive Officer of Eagle and Chief Executive Officer of the Bank effective September 30, 1994. Mr. Britton's annual salary for the calendar year under the agreement is $200,000, with such increases as determined by the boards of directors of Eagle and the Bank. Mr. Britton's salary then in effect under the agreement may not be decreased without his written consent. Mr. Britton's agreement currently expires on March 31, 1998 and may be renewed by the Bank and Eagle by written notice for one additional year on March 31, 1996 and each subsequent March 31 thereafter during the term of the agreement, unless Mr. Britton gives contrary written notice to Eagle and the Bank prior to the renewal date.

    In April 1994, Mr. Labadia entered into a new employment agreement with Eagle and the Bank. Mr. Labadia's employment agreement currently expires on March 31, 1998. The Bank and Eagle may renew the agreement for an additional one-year period on March 31, 1996, and each subsequent March 31 thereafter during the term of the agreement, unless he gives contrary written notice prior to the renewal date to Eagle and the Bank. The agreement provides for an annual salary for the calendar year of $140,000, subject to annual increases as determined by the boards of directors of Eagle and the Bank. Mr. Labadia's salary then in effect under the agreement may not be reduced without his written consent.

    In April 1994, Mr. Blum entered into a new employment agreement with Eagle and the Bank. His employment agreement currently expires on March 31, 1998. Eagle and the Bank may renew the agreement by written notice for one additional year on March 31, 1996 and each subsequent March 31 thereafter during the term of the agreement, unless Mr. Blum gives contrary written notice prior to the renewal date. The agreement provides for an annual salary for the calendar year of $120,000, with such annual increases as determined by the boards of directors of Eagle and the Bank. Mr. Blum's salary then in effect under the agreement may not be decreased without Mr. Blum's written consent.

    Each of the employment agreements with Messrs. Britton, Labadia and Blum also provides for participation in Eagle's and the Bank's retirement and employee benefit plans. Each of the employment agreements may be terminated by Eagle or the Bank at any time. The employee is not entitled to any benefits under the employment agreement if he is terminated for "cause" as defined in the employment agreement. If the employee is terminated "without cause," the employee will be entitled to a cash payment equal to the employee's salary for the remainder of the contract term. Each agreement also provides for a payment to be made to the employee if the employee's service is terminated in connection with or within two years after a "change in control" of Eagle or the Bank, unless such termination occurs by virtue of normal retirement, permanent and total disability or death; provided, however, that the employee shall not have any right to receive a payment or benefit under the agreement which would be considered a "parachute payment" under the Code. If the employee's termination within two years of a change in control was voluntary with "good reason" or was involuntary, the employee shall receive a lump-sum payment equal to three times the employee's average annual compensation (as calculated for federal income tax reporting purposes) for the prior five years prior to such change in control less one dollar. It is currently estimated that, in the event of an involuntary termination of employment or a voluntary termination with "good reason" following a change of control, the amount payable to Messrs. Britton, Labadia and Blum would be $369,000,

$354,864 and $270,614, respectively. The severance payments are limited to one year's compensation in the case of a voluntary termination without "good reason" after a "change in control." In addition to the foregoing severance payments, in the event of the employee's termination "without cause" or following a change in control, the employee is entitled to life, health and disability insurance coverage for the remaining term of his employment contract and to continued director's and officer's liability coverage.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

    The Company's compensation program is administered by the Compensation Committee comprised of five non-employee members of the Company's Board of Directors. All decisions by the committee relating to the compensation of executive officers are approved by the full board. In addition, the Company's Stock Option Committee, consisting of all of the disinterested non-employee directors, makes all decisions concerning stock option grants. The decisions of the Stock Option Committee are taken into account by the Compensation Committee in the course of its analysis of appropriate compensation levels.

    The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and aligning the interests of executives with the long term interests of the Company's stockholders.

    In the interests of balancing all key shareholder interests, the Compensation Committee believes that the compensation of the Chief Executive Officer ("CEO") of the Company, along with the compensation of other executive officers, should be comprised of a combination of base pay, short-term annual incentive bonus and long-term stock options. While these elements are balanced in total in comparison to other banking organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward executives for the creation of long-term shareholder value in excess of other comparable organizations.

    BASE SALARY. In determining the appropriate amount of fixed base pay for executives, the Compensation Committee compared the executive officers' base salaries with those paid to executives of 26 thrift companies with assets of $500,000 to $1 billion. The Compensation Committee targeted salary range midpoints at the marketplace average, with adjustments made to reflect individual executive performance, experience and contribution. Also considered was the fact that Eagle has consistently performed better than similarly sized thrifts.

    INCENTIVE BONUS. The bonus component paid to executive officers is based on the Company's Annual Incentive Compensation Plan, which is structured to pay bonuses only upon fulfillment of predetermined corporate and individual goals. Annual bonus payouts range from up to 40% of base pay for the CEO and up to 25% of base pay for vice presidents. Full bonus payouts are made only if the Company's performance goals for return on average assets, return on average equity and expense ratio are exceeded. Bonuses are not available if minimum performance goals are not met. At its November 28, 1995 meeting, the Board of Directors determined that bonuses for fiscal 1995 would be paid at a level of 10% of base salary since Eagle's return on equity of 12.68%, return on assets of 0.95% and expense ratio of 2.11% exceeded minimum bonus targeted levels of 10.84%, 0.86% and 2.31%, respectively.

    STOCK OPTIONS. To encourage growth in shareholder value, stock options are granted under the Company's option plans to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The Stock Option Committee and the Compensation Committee believe that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. The Stock Option Committee determined that additional option grants to executive officers during fiscal 1995 would reward them for the Company's performance in fiscal 1995 and further reinforce the link between executive and shareholder interests. All options were granted at the current market price on the date of grant. Since the value of an option bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of shareholders, and is therefore an important element of the Company's compensation policy.

    CEO COMPENSATION. Mr. Britton's performance-based compensation, both the short-term incentive bonus and the long-term stock option incentive, was established after considering Eagle's fiscal 1995 performance relative to other banks, thrifts and holding companies the Company compares itself to for purposes of establishing executive officers' salaries. Eagle achieved record net income of $11 million in fiscal 1995 and an increase of 12% over earnings per share for the prior year. Eagle has now recorded higher earnings for six consecutive years despite recessionary conditions in many of those years. Eagle's return on equity of 12.68%, return on assets of 0.95% and expense ratio of 2.11% for fiscal 1995 compare favorably with the Connecticut and national industry averages. Eagle's level of non-performing assets to total assets has remained well below the Connecticut, New England and national averages during the recession. In fiscal 1995 and over the last five years, Eagle's stock has outperformed both the S&P 500 and a peer index by a significant margin. See "Comparative Company Performance."

        STOCK OPTION COMMITTEE                   COMPENSATION COMMITTEE
---------------------------------------  ---------------------------------------
Theodore M. Donovan, Chairman            Theodore M. Donovan, Chairman
Richard H. Alden                         Richard H. Alden
George T. Carpenter                      Ralph T. Linsley
Steven E. Lasewicz, Jr.                  John F. McCarthy
Thomas V. LaPorta                        Ernest J. Torizzo
John F. McCarthy
Ernest J. Torizzo

COMPENSATION AND STOCK OPTION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee for fiscal 1995 is comprised of the five non-employee directors listed above. Upon becoming a non-employee director, Mr. Ralph T. Linsley was added to the Committee. The Stock Option Committee is comprised of the seven non-employee directors listed above.

    Mr. Linsley retired as President and Chief Executive Officer of Eagle and Chief Executive Officer of the Bank effective September 30, 1994. He remained an executive employee of Eagle and the Bank through December 31, 1994.

    Richard H. Alden, a director of Eagle and the Bank, is a partner in the law firm of Anderson, Alden, Hayes & Ziogas LLC, located in Bristol, Connecticut. The Bank retains Mr. Alden's law firm with regard to a variety of legal matters and has paid such firm legal fees totaling $71,511, a portion of which was reimbursed to the Bank by third parties, for services rendered from October 1, 1994 to September 30, 1995.

    George T. Carpenter, a director of Eagle and the Bank, is the President and Treasurer of Carpenter Realty Co. ("CRC"). CRC has two loans outstanding from the Bank in which the Bank has participation interests. Eagle believes that the loans, in which the Bank's interests include (1) an original participation amount of $2,340,000 (with respect to a loan in the amount of $9,000,000) which had a participation balance of $2,274,079 on September 30, 1995, and (2) an original participation amount of $130,000 (with respect to a loan in the amount of $500,000) which had a participation balance of $130,000 on September 30, 1995, were made in the ordinary course of business, and neither involve more than normal risk of collectability nor present other unfavorable features. Mr. Carpenter is the President and Treasurer of S. Carpenter Construction Co., headquartered in Bristol, Connecticut. S. Carpenter Construction Co. remodeled the corporate offices of Eagle and the Bank in the Funk Building for a contract sum of $244,735, against which payments totaling $170,784 were made in fiscal 1995. Mr. Carpenter was the President and Treasurer of Bristol Shopping Plaza, Inc. until late September 1995, at which time the name of this entity was changed to Bristol Holding LLC. In 1992, Bristol entered into a five-year lease for office space with S. Carpenter Construction Co., CRC, and Bristol Shopping Plaza, Inc. for an annual rent of $45,000 for the first two years plus maintenance fees, which rent is increased by $2,500 annually for each of the three years thereafter. During fiscal 1991, Bristol entered into a five-year lease for office space with CRC for an annual rent of $19,800 plus maintenance fees, which rent is increased by $2,200 annually for the second and third years. Eagle and its subsidiaries paid such affiliated entities of Mr. Carpenter an aggregate of $91,527 in rental and maintenance fees for the period from October 1, 1994 to September 30, 1995.

    Theodore M. Donovan, a director of Eagle and the Bank, is a partner in the law firm of Furey, Donovan, Eddy, Kocsis, Tracy & Daly, P.C., located in Bristol, Connecticut. The Bank has retained Mr. Donovan's law firm with regard to a variety of legal matters. The Bank paid such firm legal fees totaling $20,768, a portion of which was reimbursed to the Bank by third parties, for services rendered from October 1, 1994 to September 30, 1995.

    Steven E. Lasewicz, Jr., a director of Eagle and the Bank, is President of SELCO Controls, Inc., located in Bristol, Connecticut. For the period from October 1, 1994 to September 30, 1995, SELCO Controls, Inc. provided temperature control system maintenance and emergency services to the Bank, for which it was paid $2,662.

    Ernest J. Torizzo, a director of Eagle and the Bank, is part owner and a director of Burlington Construction Company, located in Torrington, Connecticut. For the period from October 1, 1994 to September 30, 1995, Burlington Construction Company remodeled an office in Torrington for the Bank and has been paid $289,388 for such services.

COMPARATIVE COMPANY PERFORMANCE

    The following table sets forth comparative information regarding the Company's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return over a five-year period is based on an investment of $100 on September 30, 1990 and is compared to the cumulative total return of the S&P 500 Index and the KBW 50 Index.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG EAGLE FINANCIAL CORP., S&P 500 INDEX AND KBW 50 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   FISCAL YEAR
     ENDED:        EAGLE FINANCIAL CORP.   S & P 500    KBW 50
9-90                                 100          100        100
9-91                                 123          131        180
9-92                                 203          145        200
9-93                                 287          164        256
9-94                                 322          170        272
9-95                                 393          221        376

SECTION 16(A) COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1995 all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN TRANSACTIONS

    From time to time the Bank makes loans to its directors, officers and other employees for the financing of their homes, as well as home improvement and consumer loans. The Bank also will consider other lending relationships with directors, officers and other employees, and presently has outstanding participation interests in two loans to a company owned by a director and secured by commercial real estate. Except for loans made prior to January 1990 at preferential interest rates (as discussed below), it is the belief of Eagle's management that these loans are currently made in the ordinary course of business, and neither involve more than normal risk of collectability nor present other unfavorable features. Except for the preferential rate loans, loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. All loans to directors, nominees for director, and executive officers must be approved by the full Board of Directors of the Bank, and loans to all other employees are approved by one of two designated officers. Loans to such individuals are made pursuant to the same underwriting criteria as apply to loans to the general public. Such loans are written at the prevailing interest rate for customers of the Bank, except that for certain loans made prior to January 23, 1990, interest is charged at a preferential rate as long as the borrower remains employed by the Bank (other than retired or disabled directors and employees who continue to receive the preferential rate). Directors, officers and other employees pay legal fees, appraisal fees and all other direct costs incurred by the Bank in originating the loan.

    Management believes that the loans to directors and officers were in compliance with federal law and regulations in effect at the time the loans were made. As a result of federal legislation enacted in August 1989, the Bank is precluded from making loans to directors and executive officers on terms that would not be offered to a member of the general public of comparable credit standing seeking a comparable loan. Such legislation did not apply to outstanding mortgage loans made by Bristol or Torrington prior thereto.

    The following table sets forth certain information with regard to loans (except deposit account loans) at preferential interest rates to directors, nominees for director and executive officers of Eagle (and members of their immediate families) and to any corporation or organization in which any director, nominee for director or executive officer has a substantial interest, which were outstanding in amounts greater than $60,000 in the aggregate at any time since October 1, 1994.

                                                           HIGHEST AMOUNT
                                                            OUTSTANDING
                                                               SINCE         UNPAID BALANCE      INTEREST RATE
                                                             OCTOBER 1,          AS OF               AS OF
NAME/LOAN TYPE                                                  1994       SEPTEMBER 30, 1995  SEPTEMBER 30, 1995
---------------------------------------------------------  --------------  ------------------  ------------------

Robert J. Britton/Mortgage...............................   $    125,498      $    123,278           7.625%
Ernest J. Torizzo/Mortgage...............................   $    236,294      $    232,055           8.00%

    For   a  description  of  certain   transactions  regarding  Messrs.  Alden,
Carpenter, Donovan, Lasewicz and Torizzo and the Bank, see "Compensation and Stock Option Committees Interlocks and Insider Participation."

    Eagle is unaware of any other transactions to which Eagle or the Bank is party in which any director or executive officer of Eagle has or will have a direct or indirect material interest.

                           STOCK OWNED BY MANAGEMENT

    The following table sets forth information as of December 11, 1995 with respect to the shares of Eagle Common Stock beneficially owned by each director and nominee for director of Eagle, each of the named executive officers, and by all directors and executive officers as a group.

                                                                  AMOUNT AND NATURE OF      PERCENT OF
NAME AND POSITION(S)                                                   BENEFICIAL          COMMON STOCK
WITH THE COMPANY                                                     OWNERSHIP (A)          OUTSTANDING
---------------------------------------------------------------  ----------------------  -----------------
Richard H. Alden
  Director.....................................................          42,915(b)                1.0%
Mark J. Blum
  Vice President and Chief Financial Officer...................          34,530(c)               *
Robert J. Britton
  Director, President and Chief Executive Officer..............          56,437(d)                1.3
George T. Carpenter
  Director.....................................................          59,622(e)                1.3
Theodore M. Donovan
  Director.....................................................          30,348                  *
Ercole J. Labadia
  Vice President -- Administration.............................          40,066(f)               *
Thomas V. LaPorta
  Director.....................................................          56,045                   1.3
Steven E. Lasewicz, Jr.
  Director.....................................................          19,537                  *
Ralph T. Linsley
  Chairman of the Board........................................          70,352(g)                1.6
John F. McCarthy
  Director.....................................................          42,830(h)                1.0
Ernest J. Torizzo
  Director.....................................................          28,165(i)               *
All directors and executive officers as a group (13 persons)...         517,306(j)               10.8

------------------------

 * Less than one percent.

(a) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Eagle Common Stock (1) over which he has or shares voting or investment power, or
    (2) of which he has the right to acquire beneficial ownership at any time within 60 days from December 11, 1995. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. All persons shown in the table above have sole voting and investment power, except as otherwise indicated. The number of shares reflected for each individual and the group includes shares subject to options which are exercisable within 60 days from December 11, 1995 and were adjusted for the 10% stock dividend of March 1, 1995. The following individuals and group held such options for the following number of shares as of such date: Mr. Alden -- 17,930; Mr. Blum -- 28,214; Mr. Britton -- 48,421; Mr. Carpenter -- 17,930; Mr. Donovan --
    17,930;  Mr.  Labadia --  34,483;  Mr. LaPorta  --  17,930; Mr.  Lasewicz --
    10,050; Mr.  Linsley --  39,171;  Mr. McCarthy  --  17,930; Mr.  Torizzo  --
    10,000; and all directors and officers as a group -- 270,164.

(b) Includes 148 shares as to which Mr. Alden disclaims beneficial ownership.

(c) Includes 6,033 shares allocated to the account of Mr. Blum under the ESOP.

(d) Includes 7,048 shares allocated to the account of Mr. Britton under the ESOP.

(e) Includes 2,129 shares as to which Mr. Carpenter disclaims beneficial ownership and 28,955 shares held by S. Carpenter Construction Co., of which Mr. Carpenter is President and Treasurer.

(f) Includes 5,583 shares allocated to the account of Mr. Labadia under the ESOP.

(g) Includes 8,599 shares allocated to the account of Mr. Linsley under the ESOP. Includes 4,154 shares as to which Mr. Linsley disclaims beneficial ownership.

(h) Includes 1,504 shares owned by Mr. McCarthy's wife, 10,238 shares held by J&M Sales, Inc., of which Mr. McCarthy is President, and 2,722 shares held for the benefit of Mr. McCarthy under a profit sharing plan maintained by J&M Sales, Inc.

(i) Includes 8,905 shares owned by Mr. Torizzo's wife.

(j) Includes 35,086 shares allocated to Eagle's current and retired executive officers of the total 230,103 shares allocated to the accounts of all participating employees under the ESOP.

                PRINCIPAL HOLDERS OF VOTING SECURITIES OF EAGLE

    The following table sets forth information at December 11, 1995 with respect to ownership of Eagle Common Stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding Eagle Common Stock. The historical information set forth below is based on beneficial ownership information contained in the most recent Schedule 13D or 13G filed on behalf of such person with the SEC.

                                                                                AMOUNT AND NATURE
                                                                                       OF              PERCENT OF
NAME AND ADDRESS OF                                                                BENEFICIAL         COMMON STOCK
BENEFICIAL OWNER                                                                    OWNERSHIP          OUTSTANDING
-----------------------------------------------------------------------------  -------------------  -----------------
J.J. Cramer & Co.,
  James J. Cramer and
  Karen L. Cramer............................................................        361,060(a)             8.07%
  56 Beaver Street, Suite 701
  New York, NY 10004
Fleet Financial Group, Inc...................................................        244,269(b)             5.46%
  50 Kennedy Plaza
  Providence, RI 02903

------------------------

(a) The Reporting Persons filed a Schedule 13D, dated October 19, 1995 (the "Cramer Schedule 13D") reporting that of the 361,060 shares beneficially owned, 282,920 shares were purchased by Cramer Partners, L.P. (the "Partnership") and 78,140 shares were purchased by GAM Equity No. 3 Inc. ("GAM"). The Cramer Schedule 13D also reports that J.J. Cramer & Co. (the "Manager") has sole voting and dispositive power with respect to 282,920 shares and shared dispositive power with GAM with respect to the 78,140 shares. GAM has sole voting power with respect to 78,140 shares. James Cramer and Karen Cramer have shared voting and dispositive power with respect to 282,920 shares and shared dispositive power with respect to 78,140 shares.

(b) Fleet Financial Group, Inc. ("Fleet") filed a Schedule 13G, dated February 14, 1995. For the purposes of the table above and this footnote, Eagle has adjusted the number of shares reported to reflect the 10% stock dividend of March 1, 1995. Based on Fleet's Schedule 13G, it beneficially owns 244,269 shares, as a fiduciary for the account of others. Fleet also reports sole voting power as to 1,331 shares, shared voting power as to 242,938 shares and shared dispositive power as to 1,210 shares. The shares beneficially owned by Fleet include shares held by Fleet Bank, N.A. in connection with the Eagle Federal Savings Bank ESOP Trust. Fleet Bank, N.A., an affiliate of Fleet, is the trustee of the ESOP. As of December 11, 1995, 230,103 shares held by the ESOP Trust have been allocated to the accounts of eligible employees of the Bank. The shares allocated to the accounts of eligible employees held by the ESOP Trust will be voted at the Annual Meeting as directed by such employees. The 7,509 unallocated shares held by the Trust will be voted by Fleet in the same ratio as the allocated shares.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                 (PROPOSAL TWO)

    The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ending September 30, 1996, subject to ratification of such appointment by the Company's shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP to audit the books and accounts of the Company for the fiscal year ending September 30, 1996. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in Eagle's proxy statement and form of proxy relating to Eagle's 1997 annual meeting of shareholders must be received by Eagle by August 29, 1996, pursuant to the proxy soliciting regulations of the SEC. In addition, Eagle's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of Eagle not less than 30 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 45 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 15th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require Eagle to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of Eagle does not know of any other matters to be presented for action by the shareholders at the 1996 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                          By Order of the Board of Directors

                                           [SIGNATURE]
                                          Ralph T. Linsley
                                          CHAIRMAN OF THE BOARD

Bristol, Connecticut
December 27, 1995

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

If you receive more than one proxy card, please sign and return ALL cards in the accompanying envelope.

1. Election of four directors, three for a three-year term and one for a two-year term.

Nominees:  George T. Carpenter     3-year term
           Thomas W. LaPorte       3-year term
           Steven E. Leggwiet, Jr. 3-year term
           Robert J. Brillon       2-year term

           FOR  / /    WITHHOLD   / /
                       AUTHORITY

______________________________________________________________
(Instructions To withhold authority to vote for any individual nominee print that nominee's name on the space provided.)

                                     FOR    AGAINST   ABSTAIN
2. Ratification of appointment of    / /      / /       / /
   KPMG Peat Marwick LLP as
   independent auditors.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

                                             MARK HERE    / /
                                            FOR ADDRESS
                                            CHANGE AND
                                           NOTE AT LEFT

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons, but all should sign if possible.

Signature: ___________________________________________Date _____________________

Signature: ___________________________________________Date _____________________


PROXY

                              EAGLE FINANCIAL CORP.
                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Eagle Financial Corp. ("Eagle") hereby appoints Theodore M. Donovan and Ernest J. Torizzo, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, January 23, 1996, at 11:00 a.m., local time, at the Radisson Inn, 42 Century Drive, Bristol, Connecticut, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Eagle either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

                                                                     -----------
                                                                     SEE REVERSE
             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)      SIDE
                                                                     -----------